Exhibit 99.1

GWG HOLDINGS ReportS Results for first Quarter Ended March 31, 2018

MINNEAPOLIS, MN – May 11, 2018 – GWG Holdings, Inc. (Nasdaq: GWGH), a financial services company committed to transforming the life insurance industry through innovative products and services, today announced its financial and operating results for the first quarter ended March 31, 2018.

Highlights for the Quarter

●	Realized $15 million in face value of policy benefits from its portfolio of life insurance assets, the sixth consecutive quarter that benefits realized exceeded premiums paid on a trailing twelve month (TTM) basis.
●	Reported a total portfolio of $1.76 billion in face value of policy benefits at quarter end.
●	Announced the successful completion of our $150 million Series 2 Redeemable Preferred Stock Offering.
●	Announced the launch of a new digital MGA insurtech initiative using M-Panel technology.
●	Strategic investment in The Beneficient Company Group, L.P. expected to close in the second quarter.

“Thus far in 2018 we have continued to build and refine the key components that we believe are necessary to create value for all of our stakeholders,” said Jon Sabes, the Company’s Chairman and Chief Executive Officer. “These include a growing balance sheet with sufficient liquidity to support our growth plans, a highly rated portfolio of life insurance policies which is nearing the milestone of one thousand insured lives, a pending transaction with The Beneficient Company Group, L.P. that we believe will provide additional equity and a diversified earnings stream, and a leading position in applying advanced epigenetic technology to the global life insurance industry. While, in the short term, our insurtech initiatives may challenge our financial results, over the long term they should become a key element that, in conjunction with our other businesses, provide our company an optimal blend of high growth opportunity and earnings stability.”

1.	Financial & Operating Highlights

($ Thousands except per share information)	Q1 2018	Q1 2017
Revenue	$14,542	$20,088
Expenses	23,720	20,134
Per Share Data[1]:
Net Income (Loss)[2]	(2.22)	(0.32)
Adjusted Non-GAAP Net Income[3,4]	0.46	1.33
Capital Raised	78,526	52,048
Liquidity[5]	170,068	107,000
Life Insurance Portfolio[6]	1,758,066	1,447,558
Life Insurance Acquired[6]	94,353	104,755
Life Insurance Realized[6]	14,504	18,975
TTM Benefits / Premiums[7]	113.3%	112.7%

(1)	Attributable to common shareholders
(2)	Per basic and fully diluted share outstanding
(3)	Per fully diluted share outstanding
(4)	See Non-GAAP Financial Measures below
(5)	Includes cash, restricted cash and policy benefits receivable as of March 31, 2018 and 2017
(6)	Face amount of policy benefits
(7)	The ratio of policy benefits realized to premiums paid on a trailing twelve month (TTM) basis

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●	Total revenue for the first quarter ended March 31, 2018 was $14.5 million, compared to $20.1 million in the first quarter of 2017 due to the following factors:

○	Lower net gain realized on life insurance policy benefits of $5.0 million (on maturities of $14.5 million) in the first quarter of 2018 as compared to net gain realized of $7.8 million (on maturities of $19.0) in the first quarter of 2017.
○	Lower unrealized gain from policy acquisitions of $7.0 million for the quarter versus $10.6 million in the first quarter of 2017 reflecting lower policy acquisition volume due to continued price competition in the broker market.
○	A charge of $4.9 million related to the fair value impact of updating life expectancy estimates on certain policies in our portfolio versus a charge of $1.9 million in the first quarter of 2017.

●	Total expenses for the first quarter of 2018 were $23.7 million, compared to $20.1 million in the first quarter of 2017. The increase was due to the following factors:

○	Increased interest expense of $2.8 million due to increase in average debt outstanding and interest rates on our senior credit facility.
○	Increased compensation expense of $0.4 million.
○	Total expenses excluding interest and fees were higher by $0.8 million versus the first quarter of 2017.

2.	Life Insurance Portfolio Statistics

Portfolio Summary:

Total portfolio face value of policy benefits	$1,758,066,000
Average face value per policy	$1,866,000
Average face value per insured life	$2,088,000
Average age of insured (yrs.)*	81.9
Average life expectancy estimate (yrs.)*	6.9
Total number of policies	942
Number of unique lives	842
Demographics	75% Males; 25% Females
Number of smokers	37
Largest policy as % of total portfolio	0.75%
Average policy as % of total portfolio	0.11%
Average annual premium as % of face value	2.88%

Distribution of Policies and Benefits by Current Age of Insured:

					Percentage of Total
Min Age	Max Age	Policies	Policy Benefits	Wtd. Avg. Life Expectancy (yrs.)*	Number of Policies	Policy Benefits
95	100	11	16,154,000	1.3	1.2%	0.9%
90	94	102	194,996,000	2.8	10.8%	11.1%
85	89	203	440,490,000	4.9	21.6%	25.1%
80	84	206	447,747,000	6.6	21.9%	25.5%
75	79	181	320,696,000	8.9	19.2%	18.2%
70	74	167	258,110,000	10.7	17.7%	14.7%
60	69	72	79,873,000	9.6	7.6%	4.5%
Total		942	1,758,066,000	6.9	100.0%	100.0%

* Averages presented in the tables above are weighted averages by face amount of policy benefit.

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3.	Life Insurance Policy Origination

Life Insurance Portfolio Activity:

	Three Months Ended
	March 31, 2018	March 31, 2017

Total policy benefits purchased	$94,353,000	$104,755,000
Total life insurance policies purchased	59	73
Average policy benefit purchased	$1,599,000	$1,435,000
Direct policy benefits purchased	$5,000,000	$23,505,000
Direct insurance policies purchased	11	20

●	The Company continued the restructuring of its business development and sales teams to effectuate the D100 strategy to originate or purchase 100 percent of its life insurance policies directly from consumers by working with life insurance professionals.
●	Life insurance policy purchases rebounded somewhat in the first quarter of 2018 but were still lower versus the first quarter of 2017 reflecting continued high levels of price competitiveness in the broker market. The Company expects this to continue throughout 2018 and until we find success with our D100 strategy.
●	The Company continues to see strong interest in its value proposition from major participants in the independent life insurance distribution hierarchy, and recently increased policy submissions from these direct channels. “We are encouraged by an increasing direct origination pipeline and plan to increase the sales rollout to this distribution hierarchy in 2018, but recognize that pull-through to scaled policy purchases will take additional time,” Sabes said.

4.	Strategic Investment in The Beneficient Company Group, L.P.

On January 18, 2018, the Company entered into a Master Exchange Agreement to govern a strategic relationship with The Beneficient Company Group, L.P. (BEN), among others, that we expect will provide us with a significant increase in our assets, common shareholder equity and earnings.

The material terms and conditions of the Master Exchange Agreement were described in GWG Holdings’ Current Report on Form 8-K filed with the Securities and Exchange Commission on January 18, 2018. Under the Master Exchange Agreement, we, on the one hand, and BEN, among others, on the other hand, could terminate the Master Exchange Agreement prior to the closing under certain circumstances, including if the conditions to closing of the transaction had not been fulfilled by April 30, 2018 (the “Closing Conditions Date”).

On April 30, 2018, the Company entered into a First Amendment to amend the Master Exchange Agreement to extend the Closing Conditions Date until June 30, 2018. The parties continue to work together to complete the remaining closing conditions and anticipate closing in the second quarter of 2018.

5.	Insurtech Initiative

The Company’s insurtech subsidiary, Life Epigenetics Inc., continues to position itself as a leader in the research, testing and application of epigenetics to human mortality prediction and life insurance underwriting. “We have taken several important steps in readying for market critical elements of our mortality-predicting M-Panel technology,” Sabes said. “In addition, we have developed the ability to identify tobacco and alcohol use through epigenetic analysis and are taking steps to create a digital MGA that will allow consumers to avail themselves of the benefits of M-Panel technology when purchasing life insurance. Passing these milestones and initiating additional business models around M-Panel technology will move us rapidly towards bringing life insurance underwriting into the modern era and transforming the global life insurance value chain.”

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First Quarter 2018 Insurtech Highlights:

●	CEO Jon Sabes has written a chapter in “The Insurtech Book” to be published May 14 by international publisher John Wiley and Sons about his experience licensing the lifespan prediction technology from UCLA and its potential to change the life insurance and financial service industries.
●	Life Epigenetics has developed breakthroughs in identifying tobacco and alcohol use through the analysis of epigenetic material. This capability represents a major change in how life insurance will be underwritten and sold.
●	The Company announced the formation of a digital MGA initiative that will put the Company at the forefront of using advanced technology for life insurance underwriting.

6.	Additional Information

A)	Gain on Life Insurance Policies:
	Three Months Ended
	March 31, 2018	March 31, 2017
Change in estimated probabilistic cash flows	$19,005,000	$14,034,000
Unrealized gain on acquisitions	6,974,000	10,602,000
Premiums and other fees paid	(12,197,000)	(11,090,000)
Change in discount rates	-	-
Change in life expectancy evaluation	(4,868,000)	(1,942,000)
Face value of matured policies	14,504,000	18,975,000
Fair value of matured policies	(9,549,000)	(11,179,000)
Gain on life insurance policies	$13,869,000	$19,400,000

B)	Policy Benefits Realized and Premiums Paid (TTM):

Quarter End Date	Portfolio Face Amount ($)	12-Month Trailing Benefits Realized	12-Month Trailing Premiums Paid	12-Month Trailing Benefits/Premium Coverage Ratio
March 31, 2015	754,942,000	46,675,000	23,786,000	196.2%
June 30, 2015	806,274,000	47,125,000	24,348,000	193.5%
September 30, 2015	878,882,000	44,482,000	25,313,000	175.7%
December 31, 2015	944,844,000	31,232,000	26,650,000	117.2%
March 31, 2016	1,027,821,000	21,845,000	28,771,000	75.9%
June 30, 2016	1,154,798,000	30,924,000	31,891,000	97.0%
September 30, 2016	1,272,078,000	35,867,000	37,055,000	96.8%
December 31, 2016	1,361,675,000	48,452,000	40,239,000	120.4%
March 31, 2017	1,447,558,000	48,189,000	42,753,000	112.7%
June 30, 2017	1,525,363,000	49,295,000	45,414,000	108.5%
September 30, 2017	1,622,627,000	53,742,000	46,559,000	115.4%
December 31, 2017	1,676,148,000	64,719,000	52,263,000	123.8%
March 31, 2018	1,758,066,000	60,248,000	53,169,000	113.3%

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Webcast Details

Management will host a webcast on Monday, May 14 at 4:30 pm Eastern Time to discuss the Company's financial and operating results. The webcast will be on a listen-only mode that will give viewers access to PowerPoint slides that illustrate points made during the webcast. Questions can be asked of the Company’s presenters via the webcast control panel and will be answered at the end of the presentation. The webcast can be accessed at http://get.gwgh.com/earningswebcast.

A replay of the webcast will be available at http://get.gwgh.com/earningscall-5-14-2018.

About GWG Holdings, Inc.

GWG Holdings, Inc. (Nasdaq: GWGH) is a financial services company committed to transforming the life insurance industry through innovative products and services. The Company was founded to earn non-correlated returns from life insurance assets and create opportunities for consumers to obtain significantly more value for their life insurance policies from the secondary market compared to the traditional options offered by the insurance industry. The Company is extending its business in the life insurance industry through the application of advanced epigenetic technology. Since 2006, the Company has provided seniors over $498 million in value for their life insurance and owns a portfolio of $1.76 billion in face value of policy benefits as of March 31, 2018.

For more information about GWG Holdings, email info@gwgh.com or visit www.gwgh.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "would," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance. The Company may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements the Company makes. More information about potential factors that could affect our business and financial results is contained in our filings with the Securities and Exchange Commission. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that the Company makes with the Securities and Exchange Commission. The Company does not intend, and undertakes no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

Media Contacts:

Dan Callahan

Director of Communication

GWG Holdings, Inc.

(612) 746-1935

dcallahan@gwgh.com

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GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2018	December 31, 2017
	(unaudited)
A S S E T S
Cash and cash equivalents	$141,212,907	$114,421,491
Restricted cash	16,552,256	28,349,685
Investment in life insurance policies, at fair value	687,389,479	650,527,353
Secured MCA advances	1,639,818	1,661,774
Life insurance policy benefits receivable	12,302,730	16,658,761
Other assets	7,402,317	7,237,110
TOTAL ASSETS	$866,499,507	$818,856,174

L I A B I L I T I E S & S T O C K H O L D E R S’ E Q U I T Y
LIABILITIES
Senior credit facility with LNV Corporation	$209,447,613	$212,238,192
L Bonds	469,729,977	447,393,568
Accounts payable	3,611,900	6,394,439
Interest and dividends payable	15,896,267	15,427,509
Other accrued expenses	4,066,763	3,730,723
TOTAL LIABILITIES	$702,752,520	$685,184,431

STOCKHOLDERS’ EQUITY

REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 100,000; shares outstanding 98,358 and 98,611; liquidation preference of $98,932,000 and $99,186,000 as of March 31, 2018 and December 31, 2017, respectively)	90,915,026	92,840,243

SERIES 2 REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 150,000; shares outstanding 134,951 and 88,709; liquidation preference of $135,712,000 and $89,208,000 as of March 31, 2018 and December 31, 2017, respectively)	121,454,205	80,275,204
COMMON STOCK
(par value $0.001: shares authorized 210,000,000; shares issued and outstanding 5,813,555 as of both March 31, 2018 and December 31, 2017)	5,813	5,813
Additional paid-in capital	-	-
Accumulated deficit	(48,628,057)	(39,449,517)
TOTAL STOCKHOLDERS’ EQUITY	163,746,987	133,671,743

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$866,499,507	$818,856,174

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GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017
REVENUE
Gain on life insurance policies, net	$13,868,745	$19,399,819
MCA income	66,810	246,577
Interest and other income	606,117	441,949
TOTAL REVENUE	14,541,672	20,088,345

EXPENSES
Interest expense	16,063,337	13,244,215
Employee compensation and benefits	3,742,669	3,163,062
Legal and professional fees	1,173,629	946,348
Other expenses	2,740,577	2,780,322
TOTAL EXPENSES	23,720,212	20,133,947

INCOME (LOSS) BEFORE INCOME TAXES	(9,178,540)	(45,602)
INCOME TAX EXPENSE (BENEFIT)	-	(500)

NET INCOME (LOSS)	(9,178,540)	(45,102)

Preferred stock dividends	3,704,484	1,867,760
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(12,883,024)	$(1,912,862)
NET INCOME (LOSS) PER SHARE
Basic	$(2.22)	$(0.32)
Diluted	$(2.22)	$(0.32)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	5,813,555	5,912,946
Diluted	5,813,555	5,912,946

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Non-GAAP Financial Measures

The Company uses non-GAAP financial measures for evaluating financial results, planning and forecasting, and maintaining compliance with covenants contained in borrowing agreements. The application of current GAAP (generally accepted account principals) standards during a period of significant growth in the Company’s business, in which period the Company is building a large and actuarially diverse portfolio of life insurance, results in current period operating performance that may not be reflective of the Company’s long-term earnings potential. Management believes that the Company’s non-GAAP financial measures permit investors to better focus on this long-term earnings performance without regard to the volatility in GAAP financial results that can occur during this phase of growth.

Non-GAAP financial measures disclosed by the Company are provided as additional information to investors in order to provide an alternative method for assessing our financial condition and operating results. These non-GAAP financial measures are not in accordance with GAAP and may be different from non-GAAP measures used by other companies, including other companies within our industry. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for comparable amounts prepared in accordance with GAAP. A reconciliation of GAAP to the non-GAAP financial measures described above can be found below.

Adjusted Non-GAAP Net Income. The Company calculates adjusted non-GAAP net income by recognizing the actuarial gain accruing within our life insurance policies at the expected internal rate of return of the policies it owns without regard to fair value. The Company nets this actuarial gain against our adjusted costs during the same period to calculate our net income on an adjusted non-GAAP basis.

	Three Months Ended March 31,
	2018	2017
GAAP net loss attributable to common shareholders	$(12,883,000)	$(1,913,000)
Unrealized fair value gain (1)	(16,645,000)	(13,884,000)
Adjusted cost basis increase (2)	25,997,000	21,722,000
Accrual of unrealized actuarial gain (3)	6,601,000	4,910,000
Total adjusted Non-GAAP net income attributable to common shareholders	$3,070,000	$10,835,000
Non-GAAP net income per share:
Basic	0.53	1.83
Diluted	0.46	1.33
Average shares outstanding:
Basic	5,813,555	5,912,946
Diluted	7,699,287	8,689,649

(1)	Reversal of unrealized GAAP fair value gain on life insurance policies for current period.
(2)	Adjusted cost basis is increased to include interest, premiums and servicing fees that are expensed under GAAP (non-GAAP Investment Cost Basis).
(3)	Accrual of actuarial gain at the expected internal rate of return based on the non-GAAP Investment Cost Basis for the applicable period.

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